As filed with the Securities and Exchange Commission on February 13, 2002

                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CONCURRENT COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                         04-2735766
     (State or Other Jurisdiction                            (I.R.S. Employer
   of Incorporation or Organization)                      Identification Number)

                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
   (Address, including zip code, of registrant's principal executive offices)

                         CONCURRENT COMPUTER CORPORATION
                        1991 RESTATED STOCK OPTION PLAN;
                             2001 STOCK OPTION PLAN;
                              RICHARD P. RIFENBURGH
                  NON-QUALIFIED STOCK OPTION PLAN AND AGREEMENT
                            (Full Title of the Plans)

                                STEVEN R. NORTON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              ALAN J. PRINCE, ESQ.
                            JOHN D. CAPERS, JR., ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                  404-572-4600

                                          CALCULATION OF REGISTRATION FEE
----------------------  -----------------------  ------------------  --------------------------  -----------------
Title of Each Class of                            Proposed Maximum        Proposed Maximum
   Securities to be                                Offering Price     Aggregate Offering Price       Amount of
      Registered        Amount to be Registered    Per Share (1)                (1)              Registration Fee
----------------------  -----------------------  ------------------  --------------------------  -----------------
Common Stock, par
value $.01                            6,824,800  $            12.72  $               86,811,456  $        7,986.65
----------------------  -----------------------  ------------------  --------------------------  -----------------

(1)     Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant's Common Stock on the Nasdaq
        National Market on February 8, 2002.

     This Registration Statement on Form S-8 relates to 6,824,800 shares of common stock, par value $.01 (the "Common Stock"), of Concurrent Computer Corporation (the "Company"), reserved for issuance pursuant to the Company's 1991 Restated Stock Option Plan, 2001 Stock Option Plan and Richard P. Rifenburgh Non-Qualified Stock Option Plan and Agreement.

Additional Shares Approved at the 1999 Annual Shareholders Meeting for the 1991 Plan    3,000,000
Additional Shares Approved at the 2000 Annual Shareholders Meeting for the 1991 Plan    1,500,000
Shares Approved at the 2001 Annual Shareholders Meeting for the 2001 Stock Option Plan  3,000,000
Shares Granted to Richard P. Rifenburgh, former Director, at retirement                    10,000
   Less:  Unissued shares in 1991 Plan as of 10/31/01, transferred to 2001 Plan          (685,200)
                                                                                        ----------

Total shares being registered                                                           6,824,800
                                                                                        ==========

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
          -----------------------------------------------

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below:

     1.   Our  Annual  Report  on  Form  10-K for the fiscal year ended June 30,
          2001;

     2. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

     3. The description of our common stock, par value $.01, contained in the registration statement on Form 8-A dated January 23, 1986, including any amendment or report filed for the purpose of updating such description; and

     4. Our Current Reports on Form 8-K, dated October 22, 2001, October 25, 2001 and January 24, 2002.

     All documents that we file subsequent to this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     Any statement contained in any document incorporated by reference or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed to constitute a part of this Registration Statement.

     You may request a copy of these filings by writing or telephoning us at:
Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia 30096, Attn: Secretary; phone: (678) 258-4000.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     The validity of the securities offered by this prospectus will be passed upon for us by King & Spalding. Bruce N. Hawthorne, a partner of King & Spalding, is a director of Concurrent.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute also provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     Article XXIII of our Amended and Restated Bylaws provides for indemnification of our directors, officers, employees and agents for expenses (including attorneys' fees), judgments or fines of any threatened, pending or completed action, suit or proceeding.

     Article Eleventh of our Restated Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (1) any breach of the duty of loyalty to us and our stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) as provided under Section 174 of the Delaware General Corporation Law (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions); or (4) any transaction from which a director personally derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of Article Eleventh shall not increase the personal liability of any of our directors for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of any of our directors existing hereunder prior to the time of such repeal or modification.

     We maintain director and officer liability insurance policies on behalf of any person who is or was a director or officer of us or our subsidiary companies providing for insurance against any liability incurred by him or her in any such capacity or arising out of his or her status as such. The policies contain various reporting requirements and exclusions.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.
         ------------------------------------

     Inapplicable.

ITEM  8.  EXHIBITS.
          --------

   EXHIBIT          DESCRIPTION
   -------          -----------
     4.1            Restated Certificate of Incorporation of the Registrant
                    (filed as Exhibit 4.1 to the Company's Registration
                    Statement on Form S-2 (No. 33-62440) dated May 7, 1993 and incorporated herein by reference)

     4.2            Amended and Restated Bylaws of the Registrant (filed as
                    Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (filed as Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992 and incorporated herein by reference)

     5.1            Opinion of King & Spalding

     23.1           Consent of KPMG LLP

     23.2           Consent of Deloitte & Touche LLP

     23.3           Consent of King & Spalding (included in Exhibit 5.1)

     24.1           Power of Attorney (included on signature page)

     99.1 Concurrent Computer Corporation 1991 Restated Stock Option Plan (filed as Exhibit A to the Company's Proxy Statement dated September 18, 2000 and incorporated herein by reference)

     99.2 Concurrent Computer Corporation 2001 Stock Option Plan (filed as Annex II to the Company's Proxy Statement dated September 19, 2001 and incorporated herein by reference)

     99.3           Richard P. Rifenburgh Non-Qualified Stock Option Plan and
                    Agreement

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                     EXPERTS

     The consolidated financial statements as of and for each of the years in the two year period ended June 30, 2001 and the related financial statement schedule for each of the years in the two year period ended June 30, 2001 incorporated in this prospectus and in the registration statement by reference from Concurrent's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Concurrent for the year ended June 30, 1999 have been incorporated by reference herein and in the related prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of February, 2002.

                                  CONCURRENT COMPUTER CORPORATION


                                  By:  /s/  Steven R. Norton
                                       ---------------------
                                       Steven R. Norton
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Jack A. Bryant and Steven R. Norton, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of February, 2002:

      Signature                           Title
      ---------                           -----

/s/ Steve G. Nussrallah   Chairman of the Board and Director
-----------------------
Steve G. Nussrallah

/s/ Jack A. Bryant        President, Chief Executive Officer and Director
-----------------------   (Principal Executive Officer)
Jack A. Bryant

/s/ Steven R. Norton      Executive Vice President, Chief Financial Officer and
-----------------------   Secretary (Principal Financial and Accounting Officer)
Steven R. Norton

/s/ Alex B. Best          Director
-----------------------
Alex B. Best

/s/ Michael A. Brunner    Director
-----------------------
Michael A. Brunner

/s/ Morton E. Handel      Director
-----------------------
Morton E. Handel

/s/ Bruce N. Hawthorne    Director
-----------------------
Bruce N. Hawthorne

/s/ C. Shelton James      Director
-----------------------
C. Shelton James

EXHIBIT INDEX


   EXHIBIT                              DESCRIPTION
   -------                              -----------

     4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-2 (No. 33-62440) dated May 7, 1993 and incorporated herein by reference)

     4.2            Amended and Restated Bylaws of the Registrant (filed as
                    Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (filed as Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992 and incorporated herein by reference)

     5.1            Opinion of King & Spalding

     23.1           Consent of KPMG LLP

     23.2           Consent of Deloitte & Touche LLP

     23.3           Consent of King & Spalding (included in Exhibit 5.1)

     24.1           Power of Attorney (included on signature page)

     99.1 Concurrent Computer Corporation 1991 Restated Stock Option Plan (filed as Exhibit A to the Company's Proxy Statement dated September 18, 2000 and incorporated herein by reference)

     99.2 Concurrent Computer Corporation 2001 Stock Option Plan (filed as Annex II to the Company's Proxy Statement dated September 19, 2001 and incorporated herein by reference)

     99.3           Richard P. Rifenburgh Non-Qualified Stock Option Plan and
                    Agreement